Exhibit 10(iii).30

1999 Amended and Restated

Equity Participation Plan

Of

Safeway Inc.

NON-QUALIFIED STOCK OPTION AGREEMENT

(U.S. Employees)

You have been selected to be a participant in the 1999 Amended and Restated Equity Participation Plan of Safeway Inc., as specified below:

Employee: «name»	SSN: «ssn»

Date of Grant: «grantdate»	Grant #: «grant»

Date of Expiration: «expdate»

Number of Options Granted: «shares»

Exercise Price per Share: $«price»

IN WITNESS WHEREOF, the parties have caused the Option Agreement set forth below to be executed as of the Date of Grant.

SAFEWAY INC.

By:

Employee’s Signature/«name»

Street or P.O. Box

City, State ZIP

THIS AGREEMENT is made on and as of the Date of Grant set forth above between SAFEWAY INC., a Delaware corporation (the “Company”) and the Employee named above pursuant to the provisions of the 1999 Amended and Restated Equity Participation Plan of Safeway Inc. (the “Plan”). The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. Terms not otherwise defined in this Agreement shall have the meaning specified in the Plan.

Section 1.1 - Option

“Option” shall mean the option to purchase Common Stock of the Company granted under this Agreement.

Section 1.2 - Termination of Employment

“Termination of Employment” shall mean the time when the employee-employer relationship between the Employee and the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding terminations where there is a simultaneous reemployment or continuing employment of the Employee by the Company or a Subsidiary, (b) at the discretion of the Committee, terminations which result in a temporary severance of the employer-employee relationship, and (c) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the Employee. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment.

Section 1.3 - Change in Control of the Company

A “Change in Control of the Company” shall be deemed to have occurred, subject to subparagraph (d) hereof, if any of the events (an “Event”) in subparagraphs (a), (b) or (c) occur during the term of the Agreement:

(a) Any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than an employee benefit plan of the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or an underwriter who acquires such securities for the purpose of resale in an underwritten public offering of such securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25% or more of the Company’s then outstanding voting securities carrying the right to vote in elections of persons to the Board, regardless of comparative voting power of such voting securities; or

(b) As a result of a tender offer or exchange offer for the purchase of securities of the Company (other than such an offer by the Company for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any two-year period constitute the Board plus new directors (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (a) or (c) of this Subsection) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two year period or whose election or nomination for election was previously so approved (collectively, the “Continuing Board Members”), cease for any reason to constitute a majority thereof; or

(c)

(i) The consummation of a merger or consolidation of the Company with any other corporation regardless of which entity is the surviving company, other than a merger or consolidation which would result in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the Company’s then outstanding voting securities carrying the right to vote in elections of persons to the Board, or such securities of such surviving entity outstanding immediately after such merger or consolidation, or

(ii) The holders of securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company, or

(iii) The consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(d) Notwithstanding the definition of a “Change in Control of the Company” as set forth in this Section 1.3, no Event described in subparagraph (c)(i) shall constitute a Change in Control of the Company if (I) the merger or consolidation would result in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50%, but less than 80%, of the Company’s then outstanding voting securities carrying the right to vote in elections of persons to the Board, or such securities of such surviving entity outstanding immediately after such merger or consolidation, and (II), prior to the occurrence of any such Event the Continuing Board Members unanimously determine, by resolution, that such Event shall not constitute a Change in Control of the Company.

Section 1.4 - Demotion

“Demotion” shall mean the demotion of the Employee to a position within the Company which is not then eligible for grants of stock options or to a position that is eligible for stock option grants at a lower level than the level for which the Employee was eligible on the Date of Grant. Notwithstanding the foregoing, the Chief Executive Officer of the Company may make adjustments, in his discretion, in the foregoing definition in the event of the transfer, illness or disability of the Employee, the occurrence of a force majeure event (including without limitation acts of God, strikes or labor disturbances) affecting the Employee’s position or other similar circumstances.

Section 1.5 – Disability

“Disability” shall have the meaning set forth in Section 22(e)(3) of the Internal Revenue Code, as amended.

ARTICLE II

GRANT OF OPTION

Section 2.1 - Grant of Option

In consideration of the Employee’s agreement to remain in the employ of the Company or a Subsidiary and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Employee the option to purchase any part or all of the number of shares of its Common Stock upon the terms and conditions set forth in this Agreement. This Option is not intended to constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code, as amended.

Section 2.2 - Purchase Price

The purchase price per share of the shares of stock covered by the Option shall be the price indicated above (which shall be no less than 100% of the Fair Market Value of a share of the Company’s Common Stock on the date of grant), without commission or other charge.

Section 2.3 - Consideration to Company

In consideration of the granting of this Option by the Company, the Employee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least one (1) year from the date this Option is granted. Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability

(a) Subject to Section 3.2, the Option shall become exercisable in five (5) cumulative installments as follows:

Relation to date of this Agreement	% of shares subject to this Option that may be purchased
On and before first anniversary	none
After the first anniversary	20%
After the second anniversary	20%
After the third anniversary	20%
After the fourth anniversary	20%
After the fifth anniversary	20%

Section 3.2 - Duration of Exercisability

The installments provided for in Section 3.1 are cumulative. Each such installment that becomes exercisable pursuant to Section 3.l shall remain exercisable until it becomes unexercisable under Section 3.3. No portion of an Option that is unexercisable at Termination of Employment shall thereafter become exercisable. No portion of an Option that is unexercisable upon a Demotion shall thereafter become exercisable. Notwithstanding the foregoing, in the event of a Demotion to a position that is eligible for stock option grants at a lower level than the level for which the Employee was eligible on the Date of Grant, the immediately preceding sentence shall apply only to that part (if any) of the unexercisable portion of the Option which exceeds the minimum number of stock options to which such position is eligible.

Section 3.3 - Expiration of Option

The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of six years from the date the Option was granted; or

(b) The expiration of three months from the date of the Employee’s Termination of Employment unless such Termination of Employment results from his or her death, his or her retirement on or after age 55 in accordance with the Company’s retirement policies as then in effect, or his or her Disability; or

(c) The expiration of one year from the date of the Employee’s Termination of Employment by reason of his or her death or Disability or his or her retirement on or after age 55 in accordance with the Company’s retirement policies as then in effect; or

(d) The engagement by the Employee in willful misconduct which injures the Company or any of its Subsidiaries; or

(e) The effective date of either the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company’s assets or 80% or more of the Company’s then outstanding voting stock, or the liquidation or dissolution of the Company, unless the Committee waives this provision in connection with such transaction. At least ten days prior to the effective date of such merger, consolidation, acquisition, liquidation or dissolution the Committee shall give the Employee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.3.

Section 3.4 - Acceleration of Exercisability

Upon the occurrence of a Change in Control of the Company, this Option shall be exercisable as to all shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1(a).

ARTICLE IV

EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

During the lifetime of the Employee, only the Employee may exercise the Option or any portion thereof. After the death of the Employee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his or her personal representative or by any person empowered to do so under the Employee’s will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than 100 shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3 - Manner of Exercise

The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his or her office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

(a) Notice in writing signed by the Employee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

(b) Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; provided, however, that the Committee may, in its discretion: (i) allow a delay in payment of up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Employee for at least six months, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a notice that the Employee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii) and (iv).

(c) On or prior to the date the same is required to be withheld, full payment (in cash or by check) of any amount that must be withheld by the Company for federal, state and/or local tax purposes; provided, however, that the Committee may, in its discretion, allow for such payment to be in the form of shares of Common Stock in accordance with the terms of the Plan.

(d) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(e) In the event the Option or portion shall be exercised pursuant to Section 4.l by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 - Conditions to Issuance of Stock Certificates

The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience; and

(e) Unless a Registration Statement under the Securities Act of 1933 is in effect with respect to the shares to be issued, the receipt of the written representation of Employee that the shares of Common Stock are being acquired by him for investment and with no present intention of selling or transferring them and that he will not sell or otherwise transfer the shares except in compliance with all applicable securities laws.

Section 4.5 - Rights as Stockholder

The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

ARTICLE V

OTHER PROVISIONS

Section 5.1 - Administration

The Committee shall have the power to interpret the Plan and this Agreement, to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret or revoke any such rules, and to amend this Agreement provided such amendment does not impair the rights of the Employee granted hereunder. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2 - Option Subject to Terms of Plan

This Option Agreement and the rights of Employee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. Any inconsistency between this Option Agreement and the Plan shall be resolved in favor of the Plan.

Section 5.3 - Option Not Transferable

The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, unless and until the Option has been exercised, or the shares underlying the Option have been issued. Subject to the preceding sentence, neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.3 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.4 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him or her at the address given beneath his signature hereto or the last known address for the Employee contained in the Company’s personnel records. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 - Construction

This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.

[Signatures on 1st page of Agreement]